                                               Edison International

                                        Director Deferred Compensation Plan

                                                    As Amended
                                                   May 14, 2002

                                            EDISON INTERNATIONAL
                                   DIRECTOR DEFERRED COMPENSATION PLAN

                                             TABLE OF CONTENTS

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                                            EDISON INTERNATIONAL
                                   DIRECTOR DEFERRED COMPENSATION PLAN

                                             TABLE OF CONTENTS

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                                               EDISON INTERNATIONAL

                                        DIRECTOR DEFERRED COMPENSATION PLAN

                                         As Amended Effective May 14, 2002

                                                     PREAMBLE

Edison  International  Director Deferred  Compensation Plan benefits are available to Eligible  Directors of Edison
International  and its  participating  affiliates.  Amounts of compensation  deferred by  Participants  pursuant to this Plan accrue as  liabilities  of the  participating  Affiliate at the time of the deferral  under the terms and conditions  set forth herein.  By electing to defer  compensation  under the Plan,  Participants  consent to Edison
International  sponsorship  of the Plan,  but  acknowledge  that Edison  International  is not a  guarantor  of the benefit  obligations of other  participating  Affiliates.  Each participating  Affiliate is responsible for payment of the  accrued  benefits  under the Plan with  respect  to its own  Eligible  Directors  subject  to the terms and conditions set forth herein.

                                                     ARTICLE 1
                                                    DEFINITIONS

Capitalized terms in the text of the Plan are defined as follows:

Administrator means the Compensation and Executive Personnel Committee of the Board of Directors of the Company.

Affiliate means Edison International or any corporation or entity which (i) along with Edison  International,  is a component  member of a "controlled  group of  corporations"  within the meaning of Section  414(b) of the Code, and
(ii) has approved the participation of its directors in the Plan.

Annual  Deferral means the amount of Compensation  which the  Participant  elects to defer for a Plan Year pursuant to Articles 2 and 3 of the Plan.

Beneficiary means the person or persons or entity designated as such in accordance with Article 12 of the Plan.

Board means the Board of Directors of Edison International.

Change of Control means either:  (i) the dissolution or liquidation of Edison  International  or a Company;  (ii) a reorganization, merger or consolidation of

Edison  International  or a Company with one or more  corporations as a result of which Edison  International  or a
Company is not the surviving  corporation;  (iii) approval by the stockholders of Edison International or a Company of any sale,  lease,  exchange or other transfer (in one or a series of transactions)  of all or substantially  all of the assets of Edison  International or a Company;  (iv) approval by the stockholders of Edison  International or a Company of any merger or  consolidation  of Edison  International  or a Company,  in which the  holders of voting stock of Edison  International  or a Company  immediately  before the merger or  consolidation  will not own 50% or more of the outstanding  voting shares of the continuing or surviving  corporation  immediately after the merger or consolidation;  or (v) a change of at least 51% (rounded to the next whole  person) in the  membership of the Board of Directors of Edison  International or a Company within a 24-month period,  unless the election or nomination for election by  stockholders  of each new director within the period was approved by the vote of at least 85% (rounded to the next  whole  person)  of the  directors  then  still in office  who were in office at the  beginning  of the twenty-four-month  period,  except that any replacement of directors who are employees of Edison International or a
Company,  with other employees of Edison  International  or a Company,  will be disregarded and not be considered a change in membership.  Notwithstanding  the foregoing,  any  reorganization,  merger or  consolidation of a Company with Edison International or another Company will be disregarded and not be considered a Change of Control.

Code means the Internal Revenue Code of 1986, as amended.

Company means the Affiliate the Participant serves as a director.

Compensation  means the sum of the all  retainers  and  meeting  fees which  would be paid to a  Participant  as an
Eligible Director for the Plan Year before reductions for deferrals under the Plan.

Crediting Rate means the rate at which interest will be credited to Participant  Deferral  Accounts.  The rate will be  determined  annually  in advance of the Plan Year and will be equal to 120  percent of the Index  Rate.  Edison
International reserves the right to prospectively change the Crediting Rate or formula.

Deferral  Account  means the  notional  account  comprised  of  Compensation  deferrals  and  Deferred  Stock Units established for record keeping purposes for a Participant pursuant to Article 5 of the Plan.

Deferral  Period  means  the  Plan  Year  covered  by a valid  Participation  Election  previously  submitted  by a
Participant,  or in the case of a newly  eligible  Participant,  the balance of the Plan Year following the date of the Participation Election.

Deferred  Stock  Unit  means a  bookkeeping  entry  linked  to shares of  Edison  International  Common  Stock on a one-for-one  basis.  Deferred Stock Units may be credited to a Participant's  account as a result of an award under the Equity Compensation Plan or Dividend Equivalents on such an award.

Dividend  Equivalent  means  an  amount  equal to the  dividend  declared  by the  Board  on one  share  of  Edison
International common stock for any calendar quarter.

Eligible  Director  means a non-employee  director of an Affiliate who (i) is a U.S.  director or an expatriate who is based and paid in the U.S.,  and (ii) is  designated  by the  Company as  eligible  to  participate  in the Plan
(subject to the restrictions in Article 8 and Section 10.2 of the Plan).

Financial  Hardship means an unexpected  and  unforeseen  financial  disruption  arising from an illness,  casualty loss, sudden financial reversal,  or other such unforeseeable  occurrence as determined by the Administrator or its designee.  Needs  arising from  foreseeable  events such as the  purchase of a residence or education  expenses for children will not, alone, be considered a Financial Hardship.

Index Rate means the  120-month  average rate of 10-year U.S.  Treasury  Notes  determined  for any Plan Year as of
October 15th of the prior year.

Participant  means an Eligible  Director who has elected to participate and has completed a Participation  Election pursuant  to  Section  2.1 of the  Plan or has  received  an  award  of  Deferred  Stock  Units  under  the  Edison
International Equity Compensation Plan which has been credited under this Plan.

Participation  Election means the Participant's  written election to defer Compensation under the Plan submitted on the form prescribed by the Administrator for that purpose.

Plan means the Edison International Director Deferred Compensation Plan.

Plan Year means the calendar year.

Retirement means a separation from service after attaining age 55 with at least 5 years of service.

Scheduled  Withdrawal  means a  distribution  of all or a portion  of the  entire  amount of Annual  Deferrals  and earnings  credited to the  Participant's  Compensation  Deferral Account as elected by the Participant  pursuant to the provisions of Article 9 of the Plan.

Termination for Cause means the  Termination of Service of the Participant  upon willful failure by the Participant to  substantially  perform his or her duties for the Company or the willful  engaging by the Participant in conduct which is injurious to the Company, monetarily or otherwise.

Termination of Service means the voluntary or  involuntary  cessation of the  Participant's  service as a member of the Board of Directors  of a Company for any reason other than  Retirement  or death.  Termination  of Service will not be deemed to

have  occurred  for  purposes  of this Plan if the  Participant  continues  to serve on the Board of  Directors  of another participating Affiliate, or commences such service within 30 days.

Unscheduled  Withdrawal  means a  distribution  of all or a portion of the entire  amount of Annual  Deferrals  and earnings credited to the Participant's  Compensation  Deferral Account as requested by the Participant  pursuant to the provisions of Article 9 of the Plan.

Valuation  Date means the last day of the month in which  Termination  of Service,  Retirement or death occurs,  or the day before a Scheduled Withdrawal or Unscheduled Withdrawal occurs.

                                                     ARTICLE 2
                                                   PARTICIPATION

2.1      Commencement

(a)    An Eligible  Director will become a Participant  in the Plan on the first day of the month  coincident  with or next  following  the date the  director  becomes an  Eligible  Director,  provided  the  Eligible  Director  has submitted to the  Administrator  a  Participation  Election  prior to that date.  Except for  directors  who become newly eligible during the Plan Year, the Participation  Election must be submitted to the Administrator  during the enrollment period designated by the Administrator which will always be prior to the commencement of the Plan Year.

(b)    An Eligible  Director will also become a Participant  upon any award of Deferred  Stock Units made under the
Edison International Equity Compensation Plan and credited to this Plan.

2.2      Annual Deferral

Subject to the  restrictions in Article 3, the Eligible  Director will designate his or her Annual Deferral for the covered Plan Year on the Participation Election.

2.3      Continuation of Participation

Participation will continue as long as the Participant has a Deferral Account balance under the Plan.

                                                     ARTICLE 3
                                                DIRECTOR DEFERRALS

3.1      Participation Election

Eligible  Directors  may elect to make an Annual  Deferral  under the Plan by submitting a  Participation  Election during the applicable enrollment period.  The Participation Election will designate the percentage of  Compensation,  in whole  percentage  increments,  that the Participant  wishes to defer  pursuant  to the  terms of the  Plan.  Once  made,  a  Participation  Election  will  continue  to apply for subsequent  Deferral Periods unless the Participant  submits a new Participation  Election form during a subsequent enrollment  period changing the deferral  amount or revoking the existing  election.  A Participation  Election may be revoked by the Participant upon 30 days written notice to the Administrator;  however,  such Participant will be ineligible to make an Annual Deferral under the Plan for the following Plan Year.

3.2      Minimum Annual Deferral

The minimum Annual Deferral for a Plan Year is 10% of the Participant's Compensation.

3.3      Maximum Annual Deferral

The maximum Annual Deferral for a Plan Year is 100% of the Participant's Compensation.

3.4      Deferred Stock Units

The  Company  will  credit the  Participant's  account  with any  Deferred  Stock Unit award  approved by the Board pursuant to the Equity Compensation Plan.

3.5      Vesting

Amounts deferred under this Article 3 and any earnings thereon will be 100% vested at all times.

                                                     ARTICLE 4
                                                 DEFERRAL ACCOUNTS

4.1      Deferral Accounts

Solely for record  keeping  purposes,  the  Administrator  will maintain  Deferral  Accounts for  Compensation  and
Deferred Stock Units for each  Participant  with such  subaccounts as the  Administrator  or its record keeper find necessary or convenient in the administration of the Plan.

4.2      Timing of Credits

(a)    Annual  Deferrals.  The  Administrator  will credit the Annual Deferrals to the  Participant's  Compensation
Deferral  Account  at the  time  such  amounts  would  otherwise  have  been  paid to the  Participant  but for the
Participation Election.

(b)    Deferred Stock Units.  The  Administrator  will credit  Deferred Stock Units to the  Participant's  Deferred
Stock  Unit  Deferral  Account as of the  effective  date of any award of  Deferred  Stock  Units  under the Equity
Compensation Plan.

(c)    Earnings Crediting Dates.

         (i)  The  Administrator  will credit  interest at the  Crediting  Rate to the  Participant's  Compensation
              Deferral Account on a daily basis, compounded annually.

         (ii) The  Administrator  will credit a Dividend  Equivalent  for each Deferred  Stock Unit credited to the
              Participant's  Deferred  Stock  Unit  Deferral  Account  on the  Edison  International  common  stock ex-dividend  date each quarter.  Dividend  Equivalents so credited will be converted into  additional
              Deferred  Stock Units based on the closing  price of Edison  International  Common Stock on that date as reported in the Western Edition of the Wall Street Journal.  Fractional  Dividend  Equivalents and
              Deferred Stock Units will be credited.

(d)    Statement  of  Accounts.  The  Administrator  will  periodically  provide to each  Participant  a  statement setting forth the balance of the Deferral Account maintained for the Participant.

                                                     ARTICLE 5
                                                RETIREMENT BENEFITS

5.1      Amount
(a)    Deferred  Compensation.  Upon  Retirement,  the Company will pay to the Participant a retirement  benefit in the form  provided  in  Section  5.2(a),  based on the  balance  of the  Compensation  Deferral  Account  as of the
Valuation Date. If paid as a lump sum, the retirement  benefit will be equal to the  Compensation  Deferral Account balance.  If paid in  installments,  the  installments  will be paid in amounts that will amortize the Compensation
Deferral  Account  balance with interest  credited at the Crediting Rate over the period of time benefits are to be paid. For purposes of calculating  installments,  the  Compensation  Deferral Account will be valued as of December
31 each year,  and the  subsequent  installments  will be adjusted for the next Plan Year  according to  procedures established by the Administrator to reflect changes in the Crediting Rate.

(b)    Deferred  Stock Units.  Upon  Retirement,  the Company will pay to the  Participant a retirement  benefit in the form provided in Section  5.2(b),  based on the balance of the Deferred  Stock Unit Deferral  Account as of the
Valuation  Date. If paid as a lump sum, the  retirement  benefit will be equal to the Deferred  Stock Unit Deferral
Account  balance.  If paid in  installments,  the  installments  will be paid in  amounts  that will  amortize  the
Deferred Stock Unit Deferral  Account balance with Dividend  Equivalents  credited over the period of time benefits are to be paid.  For  purposes of  calculating  installments,  the  Deferred  Stock Unit  Deferral  Account will be valued as of  December  31 each year,  and the  subsequent  installments  will be  adjusted  for the next Plan Year according  to  procedures  established  by the  Administrator  to reflect  any changes in the  Dividend  Equivalent crediting rate.

5.2      Form of Retirement Benefits

(a)    Compensation  Deferrals.  The  Participant  may  elect  on the  Participation  Election  form  to  have  the retirement benefit attributable to Compensation deferrals paid in cash:

         (i)    In a lump sum,

         (ii)   In installments paid monthly over a period of 60, 120, or 180 months, or

         (iii)  In a  lump  sum of a  portion  of  the  Deferral  Account  upon  Retirement  with  the  balance  in installments paid monthly over a period of 60, 120, or 180 months.

If no valid election is made, the  Administrator  will pay the retirement  benefit in installments over a 180 month period.  Participants  may change the form of payout by written  election filed with the  Administrator;  provided, however,  that if the  Participant  files the  election  less than 13 months prior to the date of  Retirement,  the payout election in effect 13 months prior to the date of Retirement will govern.

(b)    Deferred  Stock Units.  The balance in the Deferred  Stock Unit  Deferral  Account will be paid in cash in a lump sum.  Notwithstanding  the foregoing,  distributions will be made in the form of Edison  International  Common
Stock for  Participants  who are Eligible  Directors on or after May 14, 2002 except any  fractional  share will be paid in cash.  At least six  months  prior to  retirement,  the  Participant  may  request  distribution  in annual installments over 5, 10, or 15 years subject to approval of the Board.

5.3      Commencement of Benefits

Payments will  commence  within 60 days after the date the  Participant  retires,  or attains age 55,  whichever is later.

5.4      Small Benefit Exception

Notwithstanding the foregoing, the Administrator may, in its sole discretion:

(a)    pay the benefits in a single lump sum if the sum of all  benefits  payable to the  Participant  is less than or equal to $3,500.00, or

(b)    reduce  the  number of  installments  elected  by the  Participant  to 120 or 60 if  necessary  to produce a monthly benefit of at least $300.00.

                                                     ARTICLE 6
                                               TERMINATION BENEFITS

6.1      Amount

No later than 60 days  following  a  Termination  of  Service,  the  Administrator  will pay to the  Participant  a termination benefit as of the Valuation Date equal to (i) the balance of the Compensation Deferral Account, and (ii) the balance of the Deferred Stock Unit Deferral Account.

6.2      Form of Termination Benefits

(a)    The  Administrator  will pay the  Compensation  Deferral Account  termination  benefits in a single lump sum cash payment  unless the  Participant  has  previously  elected  payment to be made in three  annual  installments.
Installments  paid under this  Section  6.2(a) will  include  interest  at the Index Rate and will be  redetermined annually to reflect adjustments in that rate.

(b)    The  Administrator  will pay the Deferred Stock Unit Deferral Account  termination  benefit in a single lump sum cash payment.  For  Participants  who are Eligible  Directors on or after May 14, 2002,  the payment will be in
Edison International Common Stock except any fractional share will be paid in cash.

(c)    Notwithstanding  the  foregoing,  any  Termination  for Cause will  result in  payment  of the  Compensation
Deferral Account in a single lump sum payment of cash.

                                                     ARTICLE 7
                                                 SURVIVOR BENEFITS

7.1      Pre-Retirement Survivor Benefit

If the Participant dies while actively serving on the board of directors of an Affiliate,  the  Administrator  will pay a  pre-retirement  survivor  benefit  to the  Participant's  Beneficiary.  With  respect  to  the  Compensation
Deferral  Account,  the  Administrator  will pay a lump sum in cash or commence monthly  installments in accordance with the Participant's  prior election within 60 days after the  Participant's  death. The payment(s) will be based on the Participant's  Compensation  Deferral Account balance as of the Valuation Date;  provided  however,  that if the  Participant's  death  occurs  within ten years of (i) his or her  initial  Plan  participation  date,  or (ii)
January 1,  1995,  whichever is later, then the  Beneficiary's  payment(s) will be based on twice the Participant's
Compensation  Deferral  Account  balance as of the  Valuation  Date.  With  respect to Deferred  Stock  Units,  the
Administrator  will pay a lump sum in Edison  International  Common Stock based on the Deferred Stock Unit Deferral
Account balance as of the Valuation Date within 60 days after the  Participant's  death except any fractional share will be paid in cash.  No doubling will apply to the Deferred Stock Unit Deferral Account.

7.2      Post-Retirement Survivor Benefit

If the Participant dies after  Retirement,  the Administrator  will pay a  post-retirement  survivor benefit to the
Participant's  Beneficiary  in an amount  equal to the  remaining  benefits  payable  to the  Participant  from the
Compensation  Deferral  Account  under the Plan  over the same  period  the  benefits  would  have been paid to the
Participant;  provided however,  if the Participant's  death occurs within ten years of (i) his or her initial Plan participation date, or (ii) January 1, 1995, whichever is later, then the Beneficiary's death benefit will be based on twice the  Participant's  Compensation  Deferral Account balance as of the Valuation
Date.  In the event the Deferred  Stock Unit  Deferral  Account  Balance has not yet been paid to the  Participant, the  Administrator  will pay a lump sum in cash as of the  Valuation  Date  within 60 days after the  Participant's death.  For  Participants  who are  Eligible  Directors  on or after May 14,  2002,  the payment  will be in Edison
International  Common  Stock  except any  fractional  share  will be paid in cash.  No  doubling  will apply to the
Deferred Stock Unit Deferral Account.

7.3  Post-Termination Survivor Benefit

It the  Participant  dies  following  Termination  of Service,  but prior to the payment of all benefits  under the
Plan, the  Beneficiary  will be paid the remaining  balance in the  Participant's  Deferral  Account in a lump sum.
For Participants who are Eligible  Directors on or after May 14, 2002, any balance  remaining in the Deferred Stock
Unit Deferral Account will be paid in a lump sum in Edison  International  Common Stock except any fractional share will be paid in cash.  No double benefit will apply.

7.4      Changing Form of Benefit

Beneficiaries  may petition the  Administrator  once, and only after the death of the Participant,  for a change in the form of survivor  Benefits.  The  Administrator  may, in its sole and absolute  discretion,  choose to grant or deny such a petition.

7.5      Small Benefit Exception

Notwithstanding the foregoing, the Administrator may, in its sole discretion:

(a)    pay the benefits in a single lump sum if the sum of all  benefits  payable to the  Beneficiary  is less than or equal to $3,500.00, or

(b)    reduce  the  number of  installments  elected  by the  Participant  to 120 or 60 if  necessary  to produce a monthly benefit of at least $300.00.

                                                     ARTICLE 8
                                                 CHANGE OF CONTROL

Within two years after a Change of Control,  any Participant or Beneficiary in the case of an Edison  International
Change of Control,  or the affected  Participants or Beneficiaries in the case of a Company Change of Control,  may elect to receive a  distribution  of the  balance of the  Compensation  Deferral  Account.  There will be a penalty deducted from the  Compensation  Deferral  Account prior to distribution  pursuant to this Article 8 equal to 5% of the total balance of the  Compensation  Deferral Account  (instead of the 10% reduction  otherwise  provided for in
Section  9.2).  If a  Participant  elects such a  withdrawal,  any on-going  Annual  Deferral  will cease,  and the
Participant  may not again be  designated  as an Eligible  Employee  until one entire Plan Year  following the Plan
Year in which the withdrawal was made has elapsed.

                                                     ARTICLE 9
                                       SCHEDULED AND UNSCHEDULED WITHDRAWALS

9.1      Scheduled Withdrawals

(a)    Election.  When making a  Participation  Election,  a Participant  may elect to receive a distribution  of a specific  dollar  amount or a percentage of the Annual  Deferral that will be made in the following  Plan Year at a specified  year in the future when the  Participant  will still be an active  director.  Such an  election  must be made on an In-Service  Distribution Election Form and submitted  concurrently with the Participation  Election. The election of a Scheduled  Withdrawal will only apply to the Annual  Deferral and related  earnings for that Deferral
Period,  but not to previous or  subsequent  Annual  Deferrals or related  earnings.  Elections  under this Section will be superseded by benefit payments due to the Retirement, Termination of Service or death of the Participant.

(b)    Timing and Form of Withdrawal.  The year  specified for the Scheduled  Withdrawal may not be sooner than the second Plan Year  following the Plan Year in which the deferral  occurs.  The  Participant  will receive a lump sum distribution of the amount elected on January 1st of the Plan Year specified.

(c)    Remaining  Compensation  Deferral  Account.  The  remainder,  if  any,  of  the  Participant's  Compensation
Deferral Account will continue in effect and will be distributed in the future according to the terms of the Plan.

(d)    Deferred Stock Units.  No Scheduled Withdrawal of Deferred Stock Units is permitted.

9.2  Unscheduled Withdrawals

(a)    Election.  A  Participant  (or  Beneficiary  if the  Participant  is deceased) may request in writing to the
Administrator  an  Unscheduled  Withdrawal  of all or a  portion  of  the  entire  vested  amount  credited  to the
Participant's  Compensation  Deferral Account,  including  earnings,  which will be paid within 30 days in a single lump sum;  provided,  however,  that (i) the minimum  withdrawal will be 25% of the  Compensation  Deferral Account balance,  (ii) an election to withdraw  75% or more of the balance will be deemed to be an election to withdraw the entire balance, and (iii) such an election may be made only once in a Plan Year.

(b)    Withdrawal  Penalty.  There will be a penalty  deducted from the  Compensation  Deferral Account prior to an
Unscheduled  Withdrawal  equal to 10% of the  Unscheduled  Withdrawal.  If a Participant  elects such a withdrawal, any on-going  Annual Deferral will cease,  and the Participant may not again be designated as an Eligible  Director until one entire Plan Year following the Plan Year in which the withdrawal was made has elapsed.

(c)      Small Benefit  Exception.  Notwithstanding  any of the  foregoing,  if the sum of all benefits  payable to the  Participant or Beneficiary  who has requested the  Unscheduled  Withdrawal is less than or equal to $3,500.00, the Administrator may, in its sole discretion,  elect to pay out the entire Compensation  Deferral Account (reduced by the 10% penalty) in a single lump sum.

(d)    Deferred Stock Units.  No Unscheduled Withdrawal of Deferred Stock Units is permitted.

                                                    ARTICLE 10
                                          CONDITIONS RELATED TO BENEFITS

10.1     Nonassignability

The benefits  provided under the Plan may not be alienated,  assigned,  transferred,  pledged or hypothecated by or to any person or entity,  at any time or any manner  whatsoever.  These  benefits will be exempt from the claims of creditors of any Participant or other  claimants and from all orders,  decrees,  levies,  garnishment or executions against any Participant to the fullest extent allowed by law.  Notwithstanding  the foregoing,  the benefit payable to a  Participant  may be  assigned  in full or in  part,  pursuant  to a  domestic  relations  order of a court of competent jurisdiction.

10.2     Financial Hardship Distribution

A  participant  may submit a  hardship  distribution  request to the  Administrator  in writing  setting  forth the reasons for the request.  The  Administrator  will have the sole authority to approve or deny such  requests.  Upon a finding that the Participant or the Beneficiary has suffered a Financial  Hardship,  the Administrator may in its
discretion,  permit the Participant to cease any on-going deferrals and accelerate  distributions of benefits under the Plan in the amount reasonably  necessary to alleviate the Financial  Hardship.  If a distribution is to be made to a Participant on account of Financial  Hardship,  the  Participant  may not make deferrals  under the Plan until one entire Plan Year  following  the Plan Year in which a  distribution  based on  Financial  Hardship was made has elapsed.

10.3     No Right To Assets

The benefits paid under the Plan will be paid from the general funds of the Company,  and the  Participant  and any
Beneficiary will be no more than unsecured  general  creditors of the Company with no special or prior right to any assets of the Company for payment of any  obligations  hereunder.  The  Participant  will have no claim to benefits from any other Affiliate.

10.4     Protective Provisions

The  Participant  will cooperate with the  Administrator  by furnishing  any and all  information  requested by the
Administrator,  in order to facilitate the payment of benefits hereunder,  taking such physical examinations as the
Administrator may deem

necessary  and  signing  such  consents  to  insure  or  taking  such  other  actions  as may be  requested  by the
Administrator.  If the Participant  refuses to cooperate,  the  Administrator and the Employer will have no further obligation to the Participant under the Plan.

10.5     Withholding

The Participant or the Beneficiary will make appropriate  arrangements  with the  Administrator for satisfaction of any  federal,  state or local  income tax  withholding  requirements  and Social  Security  or other  director  tax requirements  applicable  to the  payment  of  benefits  under the Plan.  If no other  arrangements  are made,  the
Administrator may provide, at its discretion, for such withholding and tax payments as may be required.

                                                    ARTICLE 11
                                                PLAN ADMINISTRATION

The  Administrator  will  administer the Plan and interpret,  construe and apply its provisions in accordance  with its terms and will provide  direction and  oversight as necessary to  management,  staff,  or  contractors  to whom day-to-day  Plan operations may be delegated.  The  Administrator  will  establish,  adopt or revise such rules and regulations  as it may deem  necessary  or  advisable  for the  administration  of the Plan.  All  decisions of the
Administrator will be final and binding.

                                                    ARTICLE 12
                                              BENEFICIARY DESIGNATION

The Participant  will have the right, at any time, to designate any person or persons as Beneficiary  (both primary and  contingent)  to whom  payment  under  the Plan  will be made in the  event  of the  Participant's  death.  The
Beneficiary  designation  will be  effective  when it is  submitted  in  writing  to the  Administrator  during the
Participant's lifetime on a form prescribed by the Administrator.

The submission of a new  Beneficiary  designation  will cancel all prior  Beneficiary  designations.  Any finalized divorce or  marriage  of a  Participant  subsequent  to the date of a  Beneficiary  designation  will  revoke  such designation,  unless in the case of divorce the previous  spouse was not designated as  Beneficiary,  and unless in the case of marriage the  Participant's  new spouse has previously been designated as Beneficiary.  The spouse of a married Participant must consent in writing to any designation of a Beneficiary other than the spouse.

If a Participant  fails to designate a Beneficiary as provided above, or if the Beneficiary  designation is revoked by marriage,  divorce,  or otherwise  without  execution of a new  designation,  or if every person  designated  as
Beneficiary predeceases the Participant or

dies  prior to  complete  distribution  of the  Participant's  benefits,  then the  Administrator  will  direct the distribution of the benefits to the  Participant's  estate.  If a Beneficiary  dies after  commencement of payments to the  Beneficiary,  a lump sum of any remaining  payments will be paid to that person's  Beneficiary,  if one has been designated, or to the Beneficiary's estate.

                                                    ARTICLE 13
                                         AMENDMENT OR TERMINATION OF PLAN

13.1     Amendment of Plan

Subject  to the terms of Section  13.3,  Edison  International  may at any time amend the Plan in whole or in part, provided,  however,  that the amendment (i) will not decrease the balance of the Participant's  Deferral Account at the time of the amendment  and (ii) will not  retroactively  decrease the  applicable  Crediting  Rates of the Plan
prior  to  the  time  of  the  amendment.   Edison  International  may  amend  the  Crediting  Rates  of  the  Plan prospectively,  in which case the  Administrator  will notify the Participant of the amendment in writing within 30 days after the amendment.

13.2     Termination of Plan

Subject  to the  terms of  Section  13.3,  Edison  International  may at any time  terminate  the  Plan.  If Edison
International  terminates  the Plan,  the date of the  termination  will be treated as the date of  Termination  of
Service for the purpose of  calculating  Plan  benefits,  and the benefits the  Participant  is entitled to receive under the Plan will be paid to the Participant in a lump sum within 60 days.

13.3     Amendment or Termination After Change of Control

Notwithstanding  the  foregoing,  Edison  International  will not amend or  terminate  the Plan  without  the prior written  consent of affected  Participants  for a period of two  calendar  years  following a Change of Control and will not thereafter  amend or terminate the Plan in any manner which affects any  Participant  (or Beneficiary of a deceased  Participant) who commences  receiving payment of benefits under the Plan prior to the end of the two-year period following a Change of Control.

13.4     Exercise of Power to Amend or Terminate

Edison International's power to amend or terminate the Plan will be exercisable by the Board.

13.5     Constructive Receipt Termination

Notwithstanding  anything to the  contrary in this Plan,  in the event the  Administrator  determines  that amounts deferred  under the Plan have been  constructively  received by  Participants  and must be recognized as income for federal income tax purposes,  the Plan will terminate and distributions  will be made to Participants in accordance with the provisions of Section 13.2 or as may be determined by the Administrator.  The determination of the Administrator under this Section 13.5 will be binding and conclusive.

                                                    ARTICLE 14
                                           CLAIMS AND REVIEW PROCEDURES

14.1     Claims Procedure

The  Administrator  will notify a Participant in writing,  within 90 days after his or her written  application for benefits,  of his  or her  eligibility  or  noneligibility  for  benefits  under  the  Plan.  If the  Administrator determines  that a  Participant  is not eligible for benefits or full  benefits,  the notice will set forth (1) the specific  reasons for the denial,  (2) a specific  reference to the  provisions  of the Plan on which the denial is based,  (3) a description  of any additional  information or material  necessary for the claimant to perfect his or her claim,  and a description of why it is needed,  and (4) an  explanation  of the Plan's claims review  procedure and  other  appropriate  information  as to the  steps to be  taken if the  Participant  wishes  to have the  claim reviewed. If the Administrator  determines that there are special  circumstances  requiring additional time to make a decision,  the  Administrator  will notify the Participant of the special  circumstances  and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.

14.2     Review Procedure

If a  Participant  is  determined  by the  Administrator  not to be eligible for  benefits,  or if the  Participant believes that he or she is entitled to greater or different  benefits,  the  Participant  will have the opportunity to have the claim reviewed by the  Administrator by filing a petition for review with the  Administrator  within 60 days after  receipt of the notice  issued by the  Administrator.  Said  petition  will state the  specific  reasons which the  Participant  believes  entitle  him or her to benefits or to greater or  different  benefits.  Within 60 days after receipt by the  Administrator  of the  petition,  the  Administrator  will afford the  Participant  (and counsel, if any) an opportunity to present his or her position to the Administrator  orally or in writing,  and the
Participant  (or counsel)  will have the right to review the pertinent  documents.  The  Administrator  will notify the  Participant  of its  decision  in writing  within the 60-day  period,  stating  specifically  the basis of its decision,  written in a manner  calculated to be understood by the Participant  and the specific  provisions of the
Plan on which the decision is based.  If, because of the need for a hearing,  the 60-day period is not  sufficient, the decision may be deferred for up to another  60-day period at the election of the  Administrator,  but notice of this  deferral  will be  given  to the  Participant.  In the  event  of the  death  of the  Participant,  the  same procedures will apply to the Participant's Beneficiaries.

14.3     Dispute Arbitration

Notwithstanding  the foregoing,  and because it is agreed that time will be of the essence in  determining  whether any payments are due to Participant  or his or her  Beneficiary  under the Plan, a Participant or Beneficiary  may, if he or she  desires,  submit  any  claim  for  payment  under  the Plan to  arbitration.  This  right  to  select arbitration will be solely

that of the  Participant or Beneficiary  and the  Participant or Beneficiary may decide whether or not to arbitrate in his or her  discretion.  The "right to select  arbitration"  is not mandatory on the Participant or Beneficiary, and the  Participant  or Beneficiary  may choose in lieu thereof to bring an action in an appropriate  civil court.
Once an arbitration is commenced,  however,  it may not be discontinued  without the mutual consent of both parties to the  arbitration.  During the lifetime of the Participant  only he or she can use the arbitration  procedure set forth in this Section.

Any claim for arbitration  may be submitted as follows:  if a Participant or Beneficiary has submitted a request to be paid under the Plan and the claim is finally denied by the  Administrator  in whole or in part, the claim may be filed in writing with an  arbitrator of the  Participant's  or  Beneficiary's  choice who is selected by the method described  in the next four  sentences.  The  first  step of the  selection  will  consist  of the  Participant  or
Beneficiary  submitting a list of five potential  arbitrators to the  Administrator.  Each of the five  arbitrators must be either (1) a member of the National  Academy of  Arbitrators  located in the State of  California  or (2) a retired  California  Superior  Court or  Appellate  Court  judge.  Within one week after  receipt of the list,  the
Administrator  will  select one of the five  arbitrators  as the  arbitrator  for the dispute in  question.  If the
Administrator  fails to select an  arbitrator  within  one week  after  receipt  of the list,  the  Participant  or
Beneficiary will then designate one of the five arbitrators for the dispute in question.

The  arbitration  hearing will be held within seven days (or as soon  thereafter as possible)  after the picking of the  arbitrator.  No  continuance  of said hearing will be allowed  without the mutual  consent of  Participant  or
Beneficiary  and the  Administrator.  Absence  from or  nonparticipation  at the  hearing by either  party will not prevent  the  issuance  of an award.  Hearing  procedures  which will  expedite  the  hearing may be ordered at the arbitrator's  discretion,  and the  arbitrator may close the hearing in his or her sole  discretion  when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award.

The  arbitrator's  award will be rendered as  expeditiously  as possible  and in no event later than one week after the close of the hearing.

In the event the arbitrator  finds that the  Administrator or the Company has breached the terms of the Plan, he or she will order the Company to pay to  Participant  or  Beneficiary  within two business  days after the decision is rendered the amount then due the  Participant or  Beneficiary,  plus,  notwithstanding  anything to the contrary in the Plan,  an  additional  amount  equal to 20% of the amount  actually in  dispute.  This  additional  amount will constitute an additional  benefit under the Plan.  The award of the  arbitrator  will be final and binding upon the
Parties.

The award may be enforced in any  appropriate  court as soon as possible  after its  rendition.  The  Administrator will be considered the prevailing  party in a dispute if the arbitrator  determines (1) that the  Administrator  or the Company has not breached the terms of the Plan and (2) the claim by Participant or his or her  Beneficiary  was not made in good faith.  Otherwise, the Participant or his or her Beneficiary will be considered the prevailing  party. In the event that the  Administrator is the prevailing  party, the fee of the arbitrator and all necessary  expenses of the  hearing  (excluding  any  attorneys'  fees  incurred  by the  Administrator)  including stenographic  reporter,  if employed,  will be paid by the losing party.  In the event that the  Participant or his or her  Beneficiary is the prevailing  party,  the fee of the arbitrator and all necessary  expenses of the hearing
(including all attorneys' fees incurred by  Participant or his or her  Beneficiary in pursuing his or her claim), including the fees of a stenographic reporter, if employed, will be paid by the Company.

                                                    ARTICLE 15
                                                   MISCELLANEOUS

15.1     Successors

The rights and obligations of Edison  International  and the Companies under the Plan will inure to the benefit of, and will be binding upon, the successors and assigns of Edison International and the Companies, respectively.

15.2     Trust

The  Companies  will be  responsible  for the payment of all  benefits  under the Plan.  At their  discretion,  the
Companies may establish one or more grantor  trusts for the purpose of providing for payment of benefits  under the
Plan. The trust or trusts may be  irrevocable,  but a Company's  share of the assets thereof will be subject to the claims of the Company's  creditors.  Benefits paid to the  Participant  from any such trust will be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

15.3     Service Not Guaranteed

Nothing  contained  in the Plan nor any action  taken  hereunder  will be  construed as a contract of service or as giving  any  Participant  any right to  continue  in service as a  director  of Edison  International  or any other
Affiliate.

15.4     Gender, Singular and Plural

All  pronouns  and  variations  thereof  will be deemed to refer to the  masculine,  feminine,  or  neuter,  as the identity  of the person or persons  may  require.  As the  context may  require,  the  singular  may be read as the plural and the plural as the singular.

15.5     Captions

The captions of the articles and sections of the Plan are for  convenience  only and will not control or affect the meaning or construction of any of its provisions.

15.6     Validity

If any  provision of the Plan is held  invalid,  void or  unenforceable,  the same will not affect,  in any respect whatsoever, the validity of any other provisions of the Plan.

15.7     Waiver of Breach
The waiver by the  Administrator  of any breach of any provision of the Plan by the Participant will not operate or be construed as a waiver of any subsequent breach by the Participant.

15.8     Applicable Law

The Plan will be governed and construed in accordance with the laws of California.

15.9     Notice

Any notice or filing  required or permitted to be given to the  Administrator  under the Plan will be sufficient if in writing  and  hand-delivered,  or sent by first  class  mail to the  principal  office of Edison  International, directed to the  attention of the  Administrator.  The notice will be deemed given as of the date of delivery,  or, if delivery is made by mail, as of the date shown on the postmark.

IN WITNESS WHEREOF, Edison International has restated this Plan effective the 14th day of May, 2002.

Edison International

/s/ Beverly P. Ryder
----------------------------------------------
Beverly P. Ryder, Vice President